UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2006

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, the Board of Directors approved a form of indemification agreement which will be entered into by the company with each member of the Board and each executive officer.

The agreement generally provides that the company will indemnify the director or officer who is a party thereto (an  “Indemnitee”), within 30 days of written demand, to the fullest extent permitted by law, against expenses (including interest from the date of payment by the Indemnitee until the date the Indemnitee is reimbursed), judgments, fines, penalties and amounts paid in settlement of  any threatened, pending or completed action, suit or proceeding, inquiry or investigation (a “Claim”) to which the Indemnitee is or is threatened to be a party, witness or other participant by reason of the fact that the Indemnitee is or was serving as a director, officer or in another fiduciary capacity of the company or other company related enterprise at the request of the company, or based upon acts or omissions of the Indemnitee in such capacity or in any other capacity while serving as a director, officer or in another fiduciary capacity for the company or a company related enterprise.  For this purpose, service as a director, officer or in another fiduciary capacity of a 20% or more company owned entity or of an employee benefit plan of the company or such other entity will be deemed serving at the request of the company for a company related enterprise.

An Indemnitee will not be entitled to indemnification under the agreement unless ordered by a court or unless the Reviewing Party (as defined below) determines that the Indemnitee met the applicable standard of conduct provided by law and that specified circumstances which would preclude indemnification under the agreement do not exist.  In addition, an Indemnitee will not be entitled to indemnification in any action brought by or in the right of the company in which the Indemnitee is finally adjudged to be liable to the company,  unless and to the extent the court in which the proceeding was brought determines that the Indemnitee is fairly entitled to be indemnified for expenses.  The agreement provides for partial indemnification if the Indemnitee is entitled to indemnification for a portion of a Claim. Further, an Indemnitee is entitled to indemnification against expenses where he or she has been successful on the merits or otherwise in defense of a Claim.

The agreement also provides generally for the advance of the Indemnitee’s expenses within two business days after the Indemnitee requests the same and delivers to the company an undertaking to repay the advance if the Indemnitee settles a proceeding without the company’s consent or if the Reviewing Party determines that the Indemnitee is not entitled to indemnification because he or she did not meet the applicable standard of conduct.  However, if the Indemnitee commences a legal proceeding to determine his or her entitlement to indemnification, a determination by the Reviewing Party not to authorize indemnification will not be binding and the Indemnitee will not be required to reimburse the advance until a final judicial determination of his or her right to indemnification has been made.

If the company has not paid a claim for indemnification or advance within 90 days of the Indemnitee’s request, the Indemnitee may commence litigation to seek an initial determination of entitlement or to challenge a determination by the Reviewing Party.   Neither the failure of the Reviewing Party to have made a determination nor an actual determination that the Indemnitee has not met the applicable standard of conduct shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct, and the company will bear the burden of proof in any such proceeding that the applicable standard of conduct was not met.  The company will indemnify the Indemnitee against expense reasonably incurred in connection with any such claim for indemnity (or any claim for indemnification under any other agreement or bylaw or for recovery under any company maintained liability insurance policy) that is successfully asserted, in whole or in part.

The Reviewing Party under the agreement is (i) the Board of Directors, acting by a majority vote of disinterested directors who are not parties to the claim, even though less than a quorum, (ii) a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum or (iii) if there are no disinterested directors, or if the disinterested directors so direct, (a) independent legal counsel or (b) the shareholders.  However, following a change in control, as defined (other than one approved by a majority of the persons who were directors prior to the change in control),  the Reviewing Party shall be independent counsel, and the company also is required to seek advice in the matter from special independent counsel selected by the Indemnitee and approved (or deemed approved) by the Company who has not performed services for the company, the Indemnitee or the acquiring person for five years.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, the Company’s Chairman of the Board, Cloud L. “Bud” Cray, stepped down as chairman of the Board at the close of the Company’s Annual Meeting on October 12, 2006.  The Board has designated  the Company’s current President and Chief Executive Officer, Ladd M. Seaberg. as Chairman.   Timothy W. Newkirk, who has been serving as Chief Operating Officer, will replace Mr. Seaberg as President.  Mr. Seaberg will continue to serve as Chief Executive Officer.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued by the Company on October 12, 2006 relating to the election of directors at the annual meeting of stockholders.

Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is a press release issued by the Company on October 12, 2006 relating to Mr. Cray’s resignation as Chairman of the Board.

Item 9.01.	Exhibits.

(d)  Exhibits

99.1       Press Release dated October 12, 2006 relating to the election of directrors, furnished solely for the purpose of incorporation by reference into Item 7.01 and 9.01.

99.2       Press Release dated October 12, 2006 relating to Mr. Cray’s resignation as Chairman of the Board, furnished solely for the purpose of incorporation by reference into Item 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: October 12, 2006	By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg
Chief Executive Officer